UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Financial Corporation (the “Company”) was held on May 5, 2014, at 3:00 p.m. Pacific time, at the Le Meridien Hotel located at 333 Battery Street, San Francisco, California 94111. A total of 45,867,367 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 94.67% of the total number of shares outstanding and entitled to vote at the meeting.
The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:
Proposal No. 1 – Election of Directors
The Company’s stockholders elected two Class II directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee:	For	Withheld	Broker Non Votes
Jon D. Shaver	42,429,933	833,740	2,603,694
William D. Hansen	42,942,422	321,251	2,603,694

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
45,820,156	5,633	41,578

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2014
PERFORMANT FINANCIAL CORPORATION

By: /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer